                                                                   EXHIBIT 10.6

                              AMENDED AND RESTATED
                              STANDSTILL AGREEMENT

         THIS AMENDED AND RESTATED STANDSTILL AGREEMENT (this "Agreement"), dated as of August 21, 2002, is by and among PRG-SCHULTZ INTERNATIONAL, INC., a Georgia corporation (the "Company"), and each of the other parties identified on the signature pages hereto (collectively, the "Investors").

                              W I T N E S S E T H:

         WHEREAS, the Investors are the Beneficial Owners of shares of the Common Stock of the Company and desire to acquire additional shares of such Common Stock; and

         WHEREAS, the Company has adopted that certain Shareholder Protection Rights Agreement (the "Rights Agreement") dated as of August 9, 2000, as amended effective on May 15, 2002, between the Company and First Union National Bank, as Rights Agent; and

         WHEREAS, in order to induce the Company's Board of Directors to act to amend the Rights Agreement to exclude, in certain circumstances, the Investors from the definition of "Acquiring Person" under clause (iii) of such definition appearing in the Rights Agreement, the Investors entered into a Standstill Agreement with the Company as of August 16, 2002 (the "Standstill Agreement").

         WHEREAS, the parties to the Standstill Agreement have agreed to enter into this Amended and Restated Standstill Agreement to correct and clarify certain provisions thereof and intend that this Agreement supersede the Standstill Agreement in its entirety.

         NOW, THEREFORE, in consideration of the mutual covenants and agreements contained herein, the parties hereto agree as follows:

         1. Definitions. Capitalized terms used in this Agreement which are not otherwise defined by this Agreement are used with the same meaning ascribed to such terms in the Rights Agreement. In addition, unless the context otherwise requires, the following terms shall have the following meanings for purposes of this Agreement:

                  (a) "13D Group" means any "group" (within the meaning of Section 13(d) of the Exchange Act) formed for the purpose of acquiring, holding, voting or disposing of Voting Stock of Company.

                  (b) "Acquisition Proposal" shall mean a bona fide, written proposal which includes all material terms of a proposed transaction received by the Board of Directors of the Company from any Person proposing to enter into a transaction which, if consummated, would constitute a Change of Control of the Company.

                  (c) "Change of Control" shall mean (i) the acquisition by a Third Party of more than 50% of the Company's then outstanding Voting Stock, excluding however, a purchase agreement with an underwriter or group of underwriters in a registered public offering to the public; (ii) the consummation of a merger, acquisition, consolidation or reorganization or series of such related transactions involving the Company, unless immediately after such transaction or transactions, the shareholders of the Company immediately prior to such transaction shall Beneficially Own at least 50% of the outstanding Voting Stock of the Company (or, if the Company shall not be the surviving company in such merger, consolidation or reorganization, the Voting Stock of the surviving corporation issued in such transaction or transactions in respect of Voting Stock of the Company shall represent at least 50% of the Voting Stock of such surviving corporation); (iii) a change or changes in the membership of the Company's Board of Directors which represents a change of a majority of such membership during any twelve-month period (unless such change or changes in membership are caused by the actions of the then-existing Board of Directors); or (iv) the consummation of a sale of all or substantially all of the Company's assets unless immediately after such transaction, the shareholders of the Company immediately prior to such transaction shall Beneficially Own at least 50% of the Voting Stock of the acquiring company.

                  (d) "Common Stock" shall mean the common stock, no par value per share, of the Company.

                  (e) "Controlled Affiliate" shall mean any Investor or any Person that is directly or indirectly, controlling, controlled by or under common interest with any Investor.

                  (f) "Exchange Act" shall mean the Securities Exchange Act of 1934, as amended.

                  (g) "Investor Tender Offer" shall mean a bona fide public tender offer subject to the provisions of Regulation 14D under the Exchange Act, by an Investor (or any 13D Group that includes an Investor) to purchase or exchange for cash or other consideration all of the outstanding shares of Common Stock (other than Common Stock owned by the Investors or their Controlled Affiliates) and which has a minimum condition of such number of shares of Common Stock that would result in the Investors or their Controlled Affiliates Beneficially Owning not less than 51% of the shares of outstanding Common Stock on a fully-diluted basis (including all shares of Common Stock issuable upon exercise of any option, warrant, conversion right or other right to acquire Common Stock, whether or not then exercisable).

                  (h) Proprietary Information" shall mean all confidential information of the Company other than information that (i) is or becomes publicly available other than as a result of a breach by an Investor of its obligations hereunder or under the Confidentiality Agreement referenced in
Section 7 below, (ii) is or becomes available to an Investor on a nonconfidential basis from a source that is, to the Investor's knowledge, not prohibited from disclosing such information, (iii) is known to an Investor prior to disclosure by the Company, or (iv) has been independently developed by an Investor without reference to confidential information of the Company.

                  (i) "Registration Rights Agreement" shall mean the Registration Rights Agreement in the form of Annex "A" hereto between the Company and the Investors, as it may be amended, supplemented or otherwise modified from time to time.

                  (j) "Securities Act" shall mean the Securities Act of 1933, as amended, and the rules and regulations promulgated thereunder.

                  (k) "Stock Purchase Agreements" shall mean that certain Stock Purchase Agreement of even date herewith among Blum Strategic Partners II, L.P. and certain others, and any document contemplated therein.

                  (l) "Third Party" shall mean any Person other than any Investor or any Affiliate or Associate of an Investor.

                  (m) "Third Party Tender Offer" shall mean a bona fide public offer subject to the provisions of Regulation 14D under the Exchange Act, by a Person (which is not made by and does not include any of the Investors or their Controlled Affiliates or any 13D Group that includes the Investors or their Controlled Affiliates) to purchase or exchange for cash or other consideration any Voting Stock of the Company and which consists of an offer to acquire 30% or more of the then Total Current Voting Power of the Company, as the case may be.

                  (n) "Total Current Voting Power" shall mean, with respect to any corporation, the total number of votes that may be cast in the election of members of the board of directors of the corporation if all securities entitled to vote in the election of such directors (excluding shares of preferred stock that are entitled to elect directors only upon the occurrence of customary events of default) are present and voted.

                  (o) "Voting Stock" of any Person shall mean any securities entitled to vote generally in the election of directors of such Person, or any direct or indirect rights or options or warrants to acquire any such securities or any securities convertible or exercisable into or exchangeable for such securities, including without limitation, the Company's currently outstanding convertible notes, whether or not such securities are so convertible, exercisable or exchangeable at the time of determination.

         2. Amendment to Rights Plan. With the goal of ensuring that Investors shall not be deemed to be an Acquiring Person for so long as they have not breached any of the representations, warranties or covenants contained in this Agreement, concurrently herewith the Company's Board of Directors has amended the Rights Plan to provide that the Investors shall not be deemed an Acquiring Person thereunder for so long as this Agreement is in effect and so long as the Investors have increased their beneficial ownership of Common Stock above that shown in the Investors' amendment to Schedule 13D filed with the SEC on June 17, 2002 by no more than 5,784,675 shares in the aggregate (without giving effect to any stock split, share dividend, recapitalization, reclassification or similar transactions effected by or with the approval of the Board of Directors of the Company after the date hereof) (the "Limit"); provided, however, that the Limit shall be reduced, on a share for share basis, by any shares sold or otherwise disposed of by any Investor otherwise than to another Investor and by that number of shares that are acquired by the Company pursuant to that certain Second Option Agreement to be entered into between Schultz PRG Liquidating Investments Ltd. and the Company in the Form of Annex B hereto (the "Option Agreement"); provided, further, however, that the amendment to the Rights Plan provides that any termination of this Agreement by the Company or delivery of any notice of termination by Investors, in each case pursuant to Section 17 hereof, shall rescind the amendment and cause the Investors' full beneficial ownership of Common Stock to be considered for purposes of determining whether or not Investors are an Acquiring Person; provided, further, however, that the Investors shall not be deemed to beneficially own any shares of Company Common Stock owned by any other persons that are not Controlled Affiliates, solely by reason of any Investor and such other persons (or their permitted assigns) entering into the Stock Purchase Agreements (or any similar stock purchase agreement entered into by such other person (or its permitted assigns) on or about the date hereof) or by reason of the performance of such Investor's and any other persons' (or their permitted assigns') obligations thereunder.

         3. Representations and Warranties by Investors. Each of the Investors hereby severally represents and warrants to the Company as follows:

                  (a) Such Investor has all requisite corporate and other power and authority (if applicable) to execute, deliver and perform their respective obligations under this Agreement. The execution, delivery and performance of this Agreement by such Investor and the consummation of the transactions contemplated hereby have been duly authorized by all requisite corporate and other action (if applicable) on the part of such Investor.

                  (b) This Agreement has been duly executed and delivered by such Investor and constitutes a legal, valid and binding obligation of such Investor, enforceable against such Investor in accordance with its terms, except to the extent that enforceability may be limited by bankruptcy, insolvency or other similar laws affecting creditors rights generally or by general principles of equity.

                  (c) No governmental consent, approval, authorization, license or clearance, or filing or registration with any governmental or regulatory authority, is required in order to permit such Investor to perform its respective obligations under this Agreement, except for such as have been obtained.

                  (d) The shares of Common Stock set forth on Schedule 1 attached hereto represent all of the shares of capital stock of the Company, if any, which are Beneficially Owned by such Investor on the date hereof. Such shares are owned free and clear of any charge, claim, equitable interest, lien, option, pledge, security interest, right of first refusal, encumbrance or similar restriction. Such Investor does not have the right to vote shares of capital stock of the Company other than those set forth on Schedule 1 with respect to such Investor, and such Investor has not granted any other Person the right to vote such shares.

         4. Representations and Warranties of the Company. The Company represents and warrants to the Investors as follows:

                  (a) The Company has all requisite corporate power and authority to execute, deliver and perform its obligations under this Agreement. The execution, delivery and performance of this Agreement by the Company and the consummation of the transactions contemplated hereby have been duly authorized by all requisite corporate action on the part of the Company.

                  (b) This Agreement has been duly executed and delivered by the Company and constitutes a legal, valid and binding obligation of the Company, enforceable against the Company in accordance with its terms, except to the extent that enforceability may be limited by bankruptcy, insolvency or similar laws affecting creditors rights generally or by general principles of equity.

                  (c) No governmental consent, approval, authorization, license or clearance, or filing or registration with any governmental or regulatory authority, is required in order to permit the Company to perform its obligations under this Agreement, except for such as have been obtained.

         5. Standstill Provisions. Each of the Investors hereby severally agrees that neither it nor any Controlled Affiliate of such Investor will singularly or together with any other Person directly or indirectly, in each case unless specifically requested to do so in writing in advance by the Board of Directors of the Company:

                  (a) Acquire or offer, make a proposal or agree to acquire (whether publicly or otherwise) in any manner, any material assets of the Company or its subsidiaries or any Voting Stock of the Company or its subsidiaries (or Beneficial Ownership thereof), in addition to the Voting Stock currently owned by such Investor as set forth in Schedule 1 hereof, except (i) not more than an additional 5,784,675 shares of Common Stock which may be acquired after the date hereof by all of the Investors, in the aggregate, which number shall be reduced on a share for share basis by any shares of Common Stock sold or otherwise disposed of by any Investor and by that number of shares that are acquired by the Company pursuant to the Option Agreement, or
(ii) securities acquired pursuant to a stock split, share dividend, recapitalization, reclassification or similar transaction effected by or with the approval of the Board of Directors of the Company; provided that the execution by any Investor of the Stock Purchase Agreements and the performance by such Investor of its obligations thereunder shall not violate this subparagraph (a).

                  (b) Make or in any way propose or participate in any "solicitation" of "proxies" to vote (as such terms are defined in Rule 14a-1 of the Exchange Act), solicit any consent, or communicate with in any material respect, or seek to advise or influence any Person (other than the Investors and their Controlled Affiliates) with respect to the solicitation or voting of any Voting Stock of the Company in opposition to any matter that has been recommended by the Board of Directors of the Company or in favor of any matter that has not been approved by the Board of Directors of the Company, or become a "participant" (as defined in Instruction 3 to Item 4 of Rule 14a-101 under the Exchange Act) in any contested election of directors of the Company, or threaten or propose to do the same or publicly announce an intention to do the same.

                  (c) Form, or be a member of, join or encourage the formation of any Person (other than the group consisting solely of the Investors and their Controlled Affiliates) with respect to any Voting Stock of the Company or the acquisition of any assets of the Company or any of its subsidiaries; provided that the execution by any Investor of the Stock Purchase Agreements and the performance by such Investor of its obligations thereunder shall not violate this subparagraph (c).

                  (d) Deposit any Voting Stock of the Company into a voting trust or subject any Voting Stock to an arrangement or agreement with respect to the voting thereof (other than this Agreement or an arrangement solely concerning the Investors and their Controlled Affiliates).

                  (e) Seek election to or seek to place a representative on the Board of Directors of the Company or seek the removal of any member of the Board of Directors of the Company except as provided in that certain Investor Rights Agreement to be entered into among the Company and the investors named therein in the form of Annex C hereto.

                  (f) Call or seek to have called any meeting of the shareholders of the Company other than through participation as a director of the Company and with the prior approval of the Board.

                  (g) Initiate, propose or otherwise solicit shareholders of the Company for the approval of any shareholder proposal with respect to the Company as described in Rule 14a-8 under the Exchange Act, or induce or attempt to induce any Person to initiate any such shareholder proposal, in opposition to any matter that has been recommended by the Board or in favor of any matter that has not been approved by the Board.

                  (h) Without the prior written permission of the Board of Directors of the Company, solicit, seek to effect, negotiate with or provide any non-public information to any Person with respect to, or make any statement or proposal, whether written or oral, or otherwise make any public announcement or proposal whatsoever with respect to (i) a merger or acquisition of the Company or any other business combination involving the Company, (ii) the sale of all or a substantial portion of the assets of the Company and its subsidiaries, (iii) the purchase of equity securities of the Company (except as permitted in Section 5(a)) or any of its subsidiaries, whether by tender offer, exchange offer or otherwise, (iv) the liquidation of the Company, (v) the recapitalization of the Company, (vi) any other extraordinary business transaction with respect to the Company, or (vii) any other matter involving the Company, or take any action which might require or result in a public announcement by or with respect to the Company or with respect to any such matters (except that the foregoing shall not restrict communications among the Investors and their Controlled Affiliates).

                  (i) Instigate or assist, or enter into any arrangements with, any Third Party to do any of the actions described in this Section 5.

                  (j) Transfer any securities of the Company to any Person that would be required, as a result of such transfer, to file or amend a
Schedule 13D or 13G; provided that the limitation contained in this clause (j) shall not apply to transfers (i) to or among the Investors and any of their Controlled Affiliates who are or agree to become bound by this Agreement, (ii) that have been consented to in writing by the Company in advance and without any violation of any provisions of this Section 5 by any Investors or Controlled Affiliates, (iii) pursuant to a Third Party Tender Offer that is recommended by the Board of Directors of the Company, (iv) pursuant to a merger, consolidation or reorganization to which the Company is a party, (v) in a bona fide underwritten public offering conducted in connection with rights exercised under the Registration Rights Agreement, provided that in no event may any shares acquired pursuant to the Stock Purchase Agreements be transferred pursuant to this clause (v) prior to January 24, 2004; (vi) pursuant to transfers to withdrawing limited partners or managed accounts; provided that such limited partners or managed accounts are not a part of the Investors' 13D Group (unless they are Investors or Controlled Affiliates) and do not become a part of such 13D Group immediately following the transfer;
(vii) pursuant to public sales in the open market in compliance with the volume and manner of sale requirements of Rule Rule 144(e) and (f) under the Securities Act; (viii) of up to 9.9% of the Company's outstanding voting securities, provided that the purchaser does not beneficially own 10% or more of the voting power of the Company's outstanding securities immediately subsequent to the transfer; (ix) pursuant to that certain Purchase Agreement in the form attached as Annex D hereto (the "Investor Purchase Agreement"); or (x) pursuant to a Third Party Tender Offer that is not recommended by the Board of Directors of the Company; provided that only a number of shares that is equal to or less than 15% of the Company's outstanding Common Stock as of the record date for the Third Party Tender Offer may be tendered by all Investors, in the aggregate, and if 50% or less of the Company's outstanding voting securities, on a fully diluted basis, are a acquired pursuant to the Third Party Tender Offer, the remaining shares of Common Stock held by the Investors may not be tendered in the Third Party Tender Offer or otherwise transferred to any party participating in the Third Party Tender Offer for one year following such tender, regardless of whether or not this Agreement has been terminated under
Section 17.

                  (k) At any time prior to January 24, 2004, sell, gift, transfer or otherwise dispose of to any Person, or enter into any collar, swap, prepaid forward, other hedging transaction that would reduce the risk of ownership of, any securities of the Company acquired pursuant to the Stock Purchase Agreements, regardless of whether or not any such Person, as a result of thereof, is required to file or amend a Schedule 13D or 13G; provided, however, that the limitation contained in this clause (k) shall not apply to transfers (i) to or among the Investors and any of their Controlled Affiliates who are or agree to become bound by this Agreement, (ii) that have been consented to in writing by the Company in advance and without any violation of any provisions of this Section 5 by any Investors or Controlled Affiliates,
(iii) pursuant to a Third Party Tender Offer that is recommended by the Board of Directors of the Company, (iv) pursuant to a merger, consolidation or reorganization to which the Company is a party; (v) pursuant to the Investor Purchase Agreement; (vi) to one non-affiliate of the Investors, in an aggregate amount not to exceed 45,872 shares of Common Stock, or (vii) pursuant to the Option Agreement and the related Secured Promissory Note and Pledge Agreement between Schultz PRG Liquidating Investments Ltd. and Blum Strategic Partners II, L.P.

                  (l) Voluntarily take any actions, other than execution of the Stock Purchase Agreements and performance of such Investor's obligations thereunder, that would cause the Investors to be members of the same 13D Group as any other persons (or their permitted assigns) entering into the Stock Purchase Agreements (or any similar stock purchase agreement entered into by such other person (or its permitted assigns).

                  (m) Request the Company or its Board of Directors, directly or indirectly, to amend or waive any provision of this Section 5.

Anything in this Section 5 to the contrary notwithstanding, this Section 5 shall not prohibit or restrict (i) any Investor affiliate serving as a director of the Company from acting in compliance with his fiduciary duties to the Company in such capacity, and (ii) any disclosure pursuant to Section 13(d) of the Exchange Act which an Investor reasonably believes, based on the advise of outside counsel, is required in connection with any action taken by such Investor that is otherwise in compliance with this agreement.

         6. Voting. Notwithstanding anything in this Agreement to the contrary, the Investors collectively shall vote any and all shares owned by them (whether of record, in street name, through a nominee or otherwise) as follows: (a) any and all shares so owned by Investors in the aggregate that exceed 15% of the outstanding shares of Common Stock of the Company on the record date for such vote shall be voted consistently with the recommendations of the Company's Board of Directors on all matters placed before the Company's shareholders, whether at a special or annual meeting, by written consent, or otherwise, and (b) all other shares so owned by the Investors may be voted in their discretion. The general counsel of Blum Strategic Partners II, L.P. shall provide a certification as to compliance with Subsection (a) of this Section 6 at least one week prior to any special or annual meeting of the Company's shareholders.

         7.       Suspension of Restrictions. The limitations provided in
Section 5 shall immediately be suspended upon the earliest occurrence of any of the following events:

                  (a) The occurrence of a "Change of Control" of the Company.

                  (b) The public announcement by the Company that it is for sale.

                  (c) The execution of a definitive agreement by the Company which, if consummated, would result in a Change of Control of the Company.

                  (d) The adoption by the Board of Directors of a plan of complete liquidation or dissolution.

To the extent a widely disseminated public announcement thereof has not already been made, the Company shall provide the Investors with prompt written notice of the occurrence of any of the events set forth in this Section. Upon any (i) public withdrawal of any "for sale" notice referred to in Section 7(b), (ii) termination of any agreement referred to in Section 7(c) without consummation thereof, (iii) termination of the plan of liquidation referenced in Section 7(d), as the case may be, the limitations provided in this Agreement (except to the extent then suspended as a result of any other event specified in this Section) shall again be applicable to the extent provided herein; provided, however, that, in the case of clauses (i) (ii) or (iii) above, prior to such public withdrawal, agreement termination or plan termination, as the case may be, (A) the Investors and their Controlled Affiliates have not acquired actual ownership of Voting Stock of the Company representing in the aggregate a majority of the Total Current Voting Power of the Company and (B) no Investor or its Controlled Affiliate has commenced a Investor Tender Offer.

         8.       Confidentiality.

                  (a) Each Investor agrees that the Confidentiality and Non-Disclosure Agreement between Blum Strategic GP II, L.L.C. and the Company (the "Confidentiality Agreement") remains in full force and effect and shall bind each Investor to the same extent as it binds Blum Strategic GP II, L.L.C.

         9. Enforcement. Each of the Investors, on the one hand, and the Company, on the other, acknowledge and agree that irreparable damage would occur if any of the provisions of this Agreement were not performed in accordance with their specific terms or were otherwise breached. Accordingly, the parties will be entitled to an injunction or injunctions to prevent breaches of this Agreement and to enforce specifically its provisions in any court having jurisdiction, this being in addition to any other remedy to which they may be entitled at law or in equity.

         10. Entire Agreement;Waivers. This Agreement, the Confidentiality Agreement, and that certain letter of even date herewith from the Company to the Investors, constitute the entire agreement among the parties hereto pertaining to the subject matter hereof and thereof and supersede all prior and contemporaneous agreements, understandings, negotiations and discussions, whether oral or written, of the parties with respect to such subject matter. No waiver of any provision of this Agreement shall be deemed or shall constitute a waiver of any other provision hereof or thereof (whether or not similar), shall constitute a continuing waiver unless otherwise expressly provided nor shall be effective unless in writing and executed (i) in the case of a waiver by the Company, by the Company and (ii) in the case of a waiver by the Investors, by the Investors against which enforcement of such waiver is sought.

         11. Amendment or Modification. The parties hereto may not amend or modify this Agreement except in such manner as may be agreed upon by a written instrument executed by the Company and the Investors against which enforcement of such amendment is sought.

         12. Successors and Assigns. All the terms and provisions of this Agreement shall be binding upon and shall inure to the benefit of the parties hereto and their respective successors, and each successor shall be deemed to be a party hereto for all purposes hereof. The terms and provisions of this Agreement shall not be binding upon any transferee (other than an Investor or a Controlled Affiliate of an Investor) that purchases any securities subject to this Agreement without violation of any provision of this Agreement. An Investor may not assign or transfer any of its rights or obligations hereunder (whether to a transferee of shares of Common Stock or otherwise) without the prior written consent of the Company, and no transfer or assignment by any party shall relieve such party of any of its obligations hereunder.

         13. Severability. If any provision of this Agreement is held by a court of competent jurisdiction to be unenforceable, the remaining provisions shall remain in full force and effect. It is declared to be the intention of the parties that they would have executed the remaining provisions without including any that may be declared unenforceable.

         14. Headings. Descriptive headings are for convenience only and will not control or affect the meaning or construction of any provision of this Agreement.

         15. Counterparts. For the convenience of the parties, any number of counterparts of this Agreement may be executed by the parties, and each such executed counterpart will be an original instrument.

         16. Notices. Any notices or other communications required or permitted hereunder shall be sufficiently given if in writing (including telecopy or similar teletransmission), addressed as follows:

                                    If to the Company, to:

                                    PRG-Schultz International, Inc.
                                    2300 Windy Ridge Parkway
                                    Suite 100 North
                                    Atlanta, Georgia 30189
                                    Attention: Clint McKellar, Jr.
                                    Telephone No.:  (770) 779-3051
                                    Facsimile No.:   (770) 779-3034

                                    with a copy to:

                                    Arnall Golden Gregory LLP
                                    2800 One Atlantic Center
                                    1201 West Peachtree Street
                                    Atlanta, Georgia 30309-3450
                                    Attention:  Jonathan Golden, Esq.
                                    Telephone No.:  (404) 873-8700
                                    Facsimile No.:   (404) 873-8701

                                    If to the Investors, to:

                                    Blum Capital Partners, L.P.
                                    909 Montgomery Street
                                    Suite 400
                                    San Francisco, California 94113

                                    Attention:  Murray A. Indick
                                    Facsimile No.:  (415) 434-3130


                                    with a copy to:

                                    Simpson Thacher & Bartlett
                                    3330 Hillview Avenue
                                    Palo Alto, CA 94304
                                    Attention:  Michael Nooney
                                    Telephone No.: (650) 251-5070
                                    Facsimile No.: (650) 251-5002

Unless otherwise specified herein, such notices or other communications shall be deemed received (a) in the case of any notice or communication sent other than by mail, on the date actually delivered to such address (evidenced, in the case of delivery by overnight courier, by confirmation of delivery from the overnight courier service making such delivery, and in the case of a telecopy, by receipt of a transmission confirmation form or the addressee's confirmation of receipt), or (b) in the case of any notice or communication sent by mail, three business days after being sent, if sent by registered or certified mail, with first-class postage prepaid. Each of the parties hereto shall be entitled to specify a different address by giving notice as aforesaid to each of the other parties hereto.

         17. Termination. This Agreement shall remain in full force and effect until terminated in accordance with this Section. Subject to Section 5(j)(x) hereof, this Agreement may be terminated by 2/3's of the Investors, at any time the Investors' aggregate Beneficial Ownership of Common Stock is below 15%, by giving 30 days' advance written notice to the Company. Except as set forth in the following two sentences, all of the provisions of this Agreement shall remain in full force and effect for 30 days following receipt of such notice by the Company, regardless of whether or not Investors shall thereafter become an Acquiring Person pursuant to the Rights Agreement during such 30 day period. Sections 5(a) and 5(k) shall terminate upon the Company's receipt of such notice; provided, however, that in no event shall Section 5(k) terminate prior to January 24, 2004. Section 5(j) shall terminate upon the Company's receipt of such notice except for the proviso to Section 5(j)(x), which shall remain in full force and effect in accordance with its terms. This Agreement may be immediately terminated by the Company by written notice to Investors following any material breach by any Investor of any provision hereof, including without limitation any breach of Section 5 hereof. Such termination will immediately terminate all provisions of this Agreement except for Section 5(k) and the proviso to Section 5(j)(x), which shall remain in effect in accordance with their terms.

         18. Governing Law. This Agreement shall be governed by and construed in accordance with the domestic substantive law of the State of Delaware, without giving effect to any choice or conflict of law provision or rule that would cause the application of the law of any other jurisdiction.

         19. Non-Exclusive Submission to Jurisdiction. Any disputes arising out of or in connection with this Agreement may be adjudicated in the United States District Court for the Northern District of Georgia or in a court of competent civil jurisdiction in the State of Georgia. Each party hereto irrevocably submits to the personal jurisdiction of such courts for the purposes of any such suit, action, counterclaim or proceeding arising out of this Agreement (collectively, a "Suit"). Each of the parties hereto hereby waives and agrees not to assert by way of motion, as a defense or otherwise in any such Suit, any claim that it is not subject to jurisdiction of the above courts, that such Suit is brought in an inconvenient forum, or the venue of such Suit is improper; provided, however, that nothing herein shall be construed as a waiver of any right that any party hereto may have to remove a Suit from a court sitting in the State of Georgia to the United States District for the Northern District of Georgia. Each of parties hereby agrees that service of all writs, process and summonses in any Suit may be made upon such party by mail to the address as provided in this Agreement. Nothing herein shall anyway be deemed to limit the ability of any party to serve any such writs, process or summonses in any other matter permitted by applicable law.

         20. To the extent that any provision of the Standstill Agreement dated as of August 16, 2002 among the parties hereto conflicts with or is contrary to the provisions of this Amended and Restated Standstill Agreement, the provisions hereof shall control.

         IN WITNESS WHEREOF, the Company and the Investors have caused this Agreement to be executed as of the date first above written by their respective duly authorized representatives.

The Company:                            PRG-SCHULTZ INTERNATIONAL, INC.



                                        By:  /s/ Clinton McKellar, Jr.
                                           ------------------------------------
                                        Name:    Clinton McKellar, Jr.
                                             ----------------------------------
                                        Title:   General Counsel and Secretary
                                              ---------------------------------

                    [SIGNATURES CONTINUED ON FOLLOWING PAGE]

                             BLUM CAPITAL PARTNERS, L.P.

                             By: Richard C. Blum & Associates, Inc., its general partner



                             By:    /s/ Murray A. Indick
                                   ---------------------------------------------
                                     Murray A. Indick, Partner, General Counsel
                                     and Secretary

                             RICHARD C. BLUM & ASSOCIATES, INC.



                             By:    /s/ Murray A. Indick
                                   ---------------------------------------------
                                     Murray A. Indick, Partner, General Counsel
                                     and Secretary

                             BLUM STRATEGIC GP, L.L.C.



                             By:    /s/ Murray A. Indick
                                   ---------------------------------------------
                                      Murray A. Indick, Member

                             BLUM STRATEGIC GP II, L.L.C.



                             By:    /s/ Murray A. Indick
                                   ---------------------------------------------
                                      Murray A. Indick, Member

                             BLUM STRATEGIC PARTNERS, L.P.

                             By:    BLUM STRATEGIC GP, L.L.C.



                             By:    /s/ Murray A. Indick
                                   ---------------------------------------------
                                      Murray A. Indick, Member

                             BLUM STRATEGIC PARTNERS II, L.P.

                             By:    BLUM STRATEGIC GP II, LLC,
                                      Its General Partner



                             By:    /s/ Murray A. Indick
                                   ---------------------------------------------
                                      Murray A. Indick, Member

                             RICHARD C. BLUM



                                            /s/ Murray A. Indick
                             ---------------------------------------------------
                                      Murray A. Indick, Attorney-in-Fact

                             THE COMMON FUND FOR NONPROFIT
                             ORGANIZATIONS-MULTI-STRATEGY EQUITY FUND

                             By:    BLUM CAPITAL PARTNERS, LP,
                                    Its

                                    By:  RICHARD C. BLUM & ASSOCIATES, INC.,
                                            Its General Partner



                                          By:  /s/ Murray A. Indick
                                              ----------------------------------
                                          Name: Murray A. Indick
                                               ---------------------------------
                                          Title: Partner and General Counsel
                                                --------------------------------

                             BK CAPITAL PARTNERS IV, L.P.
                             STINSON CAPITAL PARTNERS, L.P.
                             STINSON CAPITAL PARTNERS II, L.P.
                             STINSON CAPITAL PARTNERS III, L.P.

                             By:      BLUM CAPITAL PARTNERS, L.P.,
                                       its general partner
                             By:      Richard C. Blum & Associates, Inc.,
                                       its general partner



                             By:    /s/ Murray A. Indick
                                   ---------------------------------------------
                                     Murray A. Indick, Partner, General Counsel
                                     and Secretary


                             CARPENTERS PENSION TRUST FOR SOUTHERN
                               CALIFORNIA
                             UNITED BROTHERHOOD OF CARPENTERS
                               PENSION PLAN
                             STINSON CAPITAL FUND (CAYMAN), LTD.

                             By:      BLUM CAPITAL PARTNERS, L.P.,
                                       its investment advisor
                             By:      Richard C. Blum & Associates, Inc.,
                                       its general partner



                             By:    /s/ Murray A. Indick
                                   ---------------------------------------------
                                     Murray A. Indick, Partner, General Counsel
                                      and Secretary

                                   SCHEDULE 1

----------------------------------------------------------------------------------------------------------------------
                                                                     Shares                                   Other
                           Investor                                   Owned                Derivative       Attributed
                                                                    Directly                 Shares            Shares
----------------------------------------------------------------------------------------------------------------------

BK Capital Partners IV, L.P.                                               83,000                 0                 0
----------------------------------------------------------------------------------------------------------------------

Blum Strategic Partners, L.P.                                             117,700                 0                 0
----------------------------------------------------------------------------------------------------------------------

Blum Strategic Partners II, L.P.                                        2,691,043         1,937,985                 0
----------------------------------------------------------------------------------------------------------------------

Carpenters Pension Trust for Southern California                          776,400                 0                 0
----------------------------------------------------------------------------------------------------------------------

Common Fund                                                               118,800                 0                 0
----------------------------------------------------------------------------------------------------------------------

Stinson Capital Fund (Cayman), LTD.                                        61,700                 0                 0
----------------------------------------------------------------------------------------------------------------------

Stinson Capital Partners, L.P.                                            398,700         1,937,985                 0
----------------------------------------------------------------------------------------------------------------------

Stinson Capital Partners II, L.P.                                         178,700           775,194                 0
----------------------------------------------------------------------------------------------------------------------

Stinson Capital Partners III, L.P.                                        139,700           516,796                 0
----------------------------------------------------------------------------------------------------------------------

United Brotherhood of Carpenters                                          118,200                 0                 0
----------------------------------------------------------------------------------------------------------------------